                                                                      EXHIBIT 11

                     DUCOMMUN INCORPORATED AND SUBSIDIARIES
              RECONCILIATION OF THE NUMERATORS AND DENOMINATORS OF THE BASIC AND DILUTED EARNINGS PER SHARE COMPUTATIONS


                                                    For the Year Ended December 31, 2001
                                               --------------------------------------------
                                                 Income             Shares        Per-Share
                                               (Numerator)      (Denominator)       Amount
                                               -----------      -------------     ---------
BASIC EPS

Income Available to Common Stockholders        $14,603,000         9,662,000        $1.51
                                                                                    =====

EFFECT OF DILUTIVE SECURITIES

Stock Options                                           --            64,000
                                               -----------        ----------

DILUTED EPS

Income Available to Common Stockholders

   + Assumed Conversions                       $14,603,000        $9,726,000        $1.50
                                               ===========        ==========        =====

                                                    For the Year Ended December 31, 2000
                                               --------------------------------------------
                                                 Income             Shares        Per-Share
                                               (Numerator)       (Denominator)     Amount
                                               -----------       -------------    --------
BASIC EPS

Income Available to Common Stockholders        $12,720,000         9,650,000        $1.32
                                                                                    =====

EFFECT OF DILUTIVE SECURITIES

Stock Options                                           --           111,000
                                               -----------        ----------

DILUTED EPS

Income Available to Common Stockholders

   + Assumed Conversions                       $12,720,000        $9,761,000        $1.30
                                               ===========        ==========        =====

                                                    For the Year Ended December 31, 1999
                                               ---------------------------------------------
                                                 Income            Shares          Per-Share
                                               (Numerator)      (Denominator)        Amount
                                               -----------      -------------      ---------
BASIC EPS

Income Available to Common Stockholders        $13,344,000        10,209,000        $1.32
                                                                                    =====

EFFECT OF DILUTIVE SECURITIES

Stock Options                                           --           309,000
                                               -----------        ----------

DILUTED EPS

Income Available to Common Stockholders

   + Assumed Conversions                       $13,344,000        10,518,000        $1.28
                                               ===========        ==========        =====


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